Exhibit 99.1
CIRCOR Reports First-Quarter 2020 Financial Results

Burlington, MA - May 29, 2020

CIRCOR International, Inc. (NYSE: CIR), one of the world’s leading providers of flow control products and services for the Industrial and Aerospace & Defense markets, today announced GAAP and adjusted financial results for the first quarter ended March 29, 2020.

First-Quarter 2020 Overview

•	Prioritizing health and safety while continuing our strategic transformation and managing business continuity during the COVID-19 pandemic

•	Orders of $208 million produced a book-to-bill ratio of 1.09 and backlog increase of $16 million

•	Revenue of $192 million, down 20% reported, down 9% organically

◦	Aerospace & Defense revenue of $65 million, up 7% reported, up 8% organically

◦	Industrial revenue of $127 million, down 29% reported, down 16% organically

•	GAAP loss per share of $(3.96) reflecting a non-cash goodwill impairment charge of $116 million in the Industrial segment due to COVID-19 impact on outlook

•	Adjusted earnings per share of $0.20, including estimated $(0.45) impact from COVID-19, driven by:

◦	Delayed revenue of $12 million and adjusted operating income of $5 million

◦	Receivable write-off of $6 million

•	GAAP operating margin of (38%); adjusted operating margin of 5.8%

•	Aerospace & Defense operating margin of 19.1%, up 380 bps versus last year

•	Initiated $45 million of 2020 cost actions due to current market environment

•	Exited Q1 with $171 million of cash on hand

•	Repriced debt in February 2020, reducing interest expense by 25 bps

•	Completed sale of non-core Instrumentation & Sampling business in January 2020 for $172 million, subject to working capital adjustment

•	Distributed Valves business exit to be completed in Q2 2020

“At CIRCOR, our top priority remains the health and safety of our employees, customers and suppliers. The CIRCOR team has been doing a remarkable job and I want to thank them for their service and unwavering dedication to our customers in this rapidly changing environment,” said Scott Buckhout, CIRCOR’s President and CEO. “CIRCOR’s products and services have been deemed essential in the vast majority of regions in which we operate, and as a result, all of our facilities are currently open. During this time of unprecedented uncertainty, our team has taken extraordinary measures to maintain business continuity, implementing numerous safety measures in an effort to ensure our employees around the world remain safe and our business continues to supply essential products to our customers with as little disruption as possible.”

Mr. Buckhout continued, “We are taking prudent action in the face of the COVID-19 pandemic while continuing to execute against our previously announced 18-month strategic plan. De-levering the Company remains a top priority. We reduced our net debt by $138 million in the first quarter. In addition, we are aggressively taking cost out of our business to better align our cost structure with the current market environment. We expect the actions taken to date will reduce costs in 2020 by approximately $45 million. As a result, we expect to improve our cash flow in the back half of the year as cost reductions kick in and we complete the disbursements associated with finalizing CIRCOR’s strategic transformation out of non-core upstream Oil & Gas.

Looking ahead, we continue to focus on creating long-term value for shareholders by positioning the Company for growth, expanding margins, generating strong free cash flow, and de-levering the Company.”

	Three Months Ended
($ in millions except EPS)	Q1 2020	Q1 2019	Change
Revenue	$192.2	$238.9	(20)%
Revenue - excluding divested businesses [1]	187.3	209.1	(10)%
GAAP operating (loss) income	(73.4)	17.8	(512)%
Adjusted operating income [2]	11.1	23.4	(53)%
GAAP operating margin	(38.2)%	7.4%	-4560 bps
Adjusted operating margin [2]	5.8%	9.8%	-400 bps
Adjusted operating margin ex divestitures [2]	5.9%	8.2%	-230 bps
GAAP loss per share (diluted)	$(3.96)	$(0.23)	1,622%
Adjusted earnings per share (diluted) [2]	$0.20	$0.52	(62)%
Operating cash flow	(23.9)	(22.4)	7%
Free cash flow [3]	(27.4)	(26.1)	5%
Orders	208.5	259.9	(20)%
Orders - excluding divested businesses	204.0	229.3	(11)%

Segment Results

Effective March 29, 2020, the Company changed its segment reporting for financial statement purposes to align with the manner in which the business is now managed. As previously announced, on January 31, 2020 the Company divested its Instrumentation & Sampling business, which was previously part of the Energy segment. In light of this divestiture, the Company realigned its segments by eliminating the Energy segment and moving the remaining businesses into the Industrial segment. The new reporting segments are Industrial and Aerospace & Defense.

($ in millions)	Three Months Ended
	Q1 2020	Q1 2019	Change
Aerospace & Defense
Revenue	$65.5	$61.2	7%
Segment operating income	12.5	9.4	33%
Segment operating margin	19.1%	15.3%	380 bps
Orders	72.0	88.1	(18)%

Industrial
Revenue	$126.7	$177.6	(29)%
Revenue - excluding divested businesses [1]	121.8	147.8	(18)%
Segment operating income	5.2	22.6	(77)%
Segment operating margin	4.1%	12.7%	-860 bps
Orders	136.4	171.8	(21)%
Orders - excluding divested businesses [1]	132.0	141.2	(7)%

1.
Orders and revenue excluding divested businesses are non-GAAP measures and are calculated by subtracting the orders and revenues generated by the divested businesses during the periods prior to their divestiture from reported orders and revenues. Divested businesses include Reliability Services, Spence/Nicholson and Instrumentation & Sampling (all Industrial) which were sold before March 29, 2020.

2.
Adjusted consolidated and segment results for Q1 2020 exclude income from discontinued operations of $9.2 million and net loss from non-cash acquisition-related intangible amortization, special and restructuring charges and goodwill impairment charge totaling $84.5 million ($92.2 million, net of tax). These charges include: (i) $11.2 million charge for non-cash acquisition-related intangible amortization and depreciation expense; (ii) $2.4 million of professional fees associated with an unsolicited tender offer to acquire all outstanding shares of the Company’s common stock; (iii) $53.2 million net gain from the divestiture of our Instrumentation & Sampling business; (iv) $3.5 million amortization of debt issuance fee; (v) $4.4 million of other special and restructuring charges; and (vi) $116.2 million goodwill impairment charge related to our Industrial segment. Adjusted Consolidated and Segment Results for Q1 2019 exclude loss from discontinued operations of $5.7 million and non-cash acquisition-related intangible amortization, special and restructuring charges totaling $5.7 million ($9.3 million, net of tax). These charges include: (i) $13.2 million charge for non-cash acquisition-related intangible amortization expense and amortization of the step-up in fixed asset values; (ii) $8.8 million net gain from the divestiture of our Reliability Services business; and (iii) $1.3 million of other special and restructuring recoveries.

3.	Free cash flow is a non-GAAP financial measure and is calculated by subtracting GAAP capital expenditures, net of proceeds from asset sales, from GAAP operating cash flow.

Conference Call Information
CIRCOR International will hold a conference call to review its financial results at 9:00 a.m. ET today, May 29, 2020. To listen to the live conference call and view the accompanying presentation slides, please visit “Webcasts & Presentations” in the “Investors” portion of CIRCOR’s website. The live call also can be accessed by dialing (877) 407-5790 or (201) 689-8328. The webcast will be archived on the Company’s website for one year.
Use of Non-GAAP Financial Measures
Adjusted operating income, adjusted operating margin, adjusted net income, adjusted earnings per share (diluted), EBITDA, adjusted EBITDA, net debt, free cash flow and organic growth (and such measures further excluding divested businesses) are non-GAAP financial measures. These non-GAAP financial measures are used by management in our financial and operating decision making because we believe they reflect our ongoing business and facilitate period-to-period comparisons. We believe these non-

GAAP financial measures provide useful information to investors and others in understanding and evaluating the Company’s current operating performance and future prospects in the same manner as management does, if they so choose. These non-GAAP financial measures also allow investors and others to compare the Company’s current financial results with the Company’s past financial results in a consistent manner. For example:

•
We exclude costs and tax effects associated with restructuring activities, such as reducing overhead and consolidating facilities. We believe that the costs related to these restructuring activities are not indicative of our normal operating costs.

•
We exclude certain acquisition-related costs, including significant transaction costs and amortization of inventory and fixed-asset step-ups and the related tax effects. We exclude these costs because we do not believe they are indicative of our normal operating costs.

•
We exclude the expense and tax effects associated with the non-cash amortization of acquisition-related intangible assets because a significant portion of the purchase price for acquisitions may be allocated to intangible assets that have lives up to 25 years. Exclusion of the non-cash amortization expense allows comparisons of operating results that are consistent over time for both our newly acquired and long-held businesses and with both acquisitive and non-acquisitive peer companies.

•
We also exclude certain gains/losses and related tax effects, which are either isolated or cannot be expected to occur again with any predictability, and that we believe are not indicative of our normal operating gains and losses. For example, we exclude gains/losses from items such as the sale of a business, significant litigation-related matters and lump-sum pension plan settlements.

•	We exclude the results of discontinued operations.

•	We exclude goodwill impairment charges.

•
Due to the significance of recently sold businesses and to provide a comparison of changes in our orders and revenue, we also discuss these changes on an “organic” basis. Organic is calculated assuming the divestitures completed prior to March 29, 2020 were completed on January 1, 2019 and excluding the impact of changes in foreign currency exchange rates.

CIRCOR’s management uses these non-GAAP measures, in addition to GAAP financial measures, as the basis for measuring the Company’s operating performance and comparing such performance to that of prior periods and to the performance of our competitors. We use such measures when publicly providing our business outlook, assessing future earnings potential, evaluating potential acquisitions and dispositions and in our financial and operating decision-making process, including for compensation purposes.

Investors should recognize that these non-GAAP measures might not be comparable to similarly titled measures of other companies. These measures should be considered in addition and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with accounting principles generally accepted in the United States. A reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures is included in this news release.

Safe Harbor Statement

This press release contains certain statements that are “forward-looking statements” as that term is defined under the Private Securities Litigation Reform Act of 1995 (the “Act”). The words “may,” “hope,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential,” “continue,” and other expressions, which are predictions of or indicate future events and trends and which do not relate to historical matters, identify forward-looking statements, although not all forward-looking statements are accompanied by such words. We believe that it is important to communicate our future expectations to our stockholders, and we, therefore, make forward-looking statements in reliance upon the safe harbor provisions of the Act. However, there may be events in the future that we are not able to accurately predict or control and our actual results may differ materially from the expectations we describe in our forward-looking statements. Forward-looking statements, including statements about the expected and potential direct or indirect impacts of the COVID-19 pandemic on our business, the realization of cost reductions from restructuring activities and expected synergies, the expected impact of tariff increases and future cash flows from operating activities, involve known and unknown risks, uncertainties and other factors, which may cause our actual results, performance or achievements to differ materially from anticipated future results, performance or achievements expressed or implied by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: the duration and severity of the COVID-19 pandemic and its impact on the global economy; changes in the price of and demand for oil and gas in both domestic and international markets; our ability to successfully integrate acquired businesses and dispose of businesses that are held for sale as contemplated; any adverse changes in governmental policies; variability of raw material and component pricing; changes in our suppliers’ performance; fluctuations in foreign currency exchange rates; changes in tariffs or other taxes related to doing business internationally; our ability to hire and retain key personnel; our ability to operate our manufacturing facilities at efficient levels including our ability to prevent cost overruns and reduce costs; our ability to generate increased cash by reducing our working capital; our prevention of the accumulation of excess inventory; our ability to successfully implement our divestiture; restructuring or simplification strategies; fluctuations in interest rates; our ability to successfully defend product liability actions, any actions of stockholders or others in response to expiration of the recent unsolicited tender offer and the cost and disruption of responding to those actions; as well as the uncertainty associated with the current worldwide economic conditions and the continuing impact on economic and financial conditions in the United States and around the world, including as a result of COVID-19, natural disasters, terrorist attacks, current Middle Eastern conflicts and other similar matters. BEFORE MAKING ANY INVESTMENT DECISIONS REGARDING OUR COMPANY, WE STRONGLY ADVISE YOU TO READ FURTHER ABOUT THESE AND OTHER RISK FACTORS SET FORTH IN THE “RISK FACTORS” OF OUR ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2019, WHICH IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ("SEC") AND IS AVAILABLE ON THE SEC'S WEBSITE AT WWW.SEC.GOV, AND SUBSEQUENT REPORTS ON FORMS 10-Q, WHICH CAN BE ACCESSED UNDER THE "INVESTORS" LINK OF OUR WEBSITE AT WWW.CIRCOR.COM. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

About CIRCOR International, Inc.
CIRCOR International, Inc. is one of the world’s leading providers of flow control products and services for the Industrial and Aerospace & Defense markets. CIRCOR has a product portfolio of recognized, market-leading brands serving its customers’ most demanding applications. For more information, visit the Company’s investor relations website at http://investors.circor.com.

Contact:
Abhi Khandelwal
Senior Vice President Finance & Chief Financial Officer
CIRCOR International
(781) 270-1200

CIRCOR INTERNATIONAL, INC.
Condensed Consolidated Statements of Operations
(in thousands, except per share data) (unaudited)

	Three Months Ended
	Q1 2020	Q1 2019

Net revenues	$192,213	$238,855
Cost of revenues	132,170	164,441
Gross profit	60,043	74,414
Selling, general and administrative expenses	59,558	64,506
Goodwill impairment charge	116,182	—
Special and restructuring recoveries, net	(42,292)	(7,842)
Operating (loss) income	(73,405)	17,750
Other expense (income):
Interest expense, net	9,011	13,094
Other income, net	(2,680)	(2,148)
Total other expense, net	6,331	10,946
(Loss) income from continuing operations before income taxes	(79,736)	6,804
Provision for income taxes	8,374	5,709
(Loss) income from continuing operations, net of tax	(88,110)	1,095
Income (loss) from discontinued operations, net of tax	9,162	(5,728)
Net loss	$(78,948)	$(4,633)

Basic (loss) income per common share:
Basic from continuing operations	$(4.42)	$0.06
Basic from discontinued operations	$0.46	$(0.29)
Net loss	$(3.96)	$(0.23)
Diluted (loss) income per common share:
Diluted from continuing operations	$(4.42)	$0.05
Diluted from discontinued operations	$0.46	$(0.29)
Net loss	$(3.96)	$(0.23)

Weighted average number of common shares outstanding:
Basic	19,935	19,870
Diluted	19,935	19,976

CIRCOR INTERNATIONAL, INC.
Condensed Consolidated Statements of Cash Flows
(in thousands) (unaudited)

	Three Months Ended
	Q1 2020	Q1 2019
OPERATING ACTIVITIES
Net loss	$(78,948)	$(4,633)
Income (loss) from discontinued operations, net of income taxes	9,162	(5,728)
(Loss) income from continuing operations	(88,110)	1,095
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation	5,121	5,500
Amortization	10,611	12,807
Provision for bad debt expense	5,802	(106)
Loss on write-down of inventory	343	487
Compensation expense for share-based plans	608	1,372
Amortization of debt issuance costs	4,513	1,010
Loss on sale or write-down of property, plant and equipment	—	123
Goodwill impairment charge	116,182	—
Gain on sale of businesses	(54,356)	(10,282)
Changes in operating assets and liabilities, net of effects of acquisition and disposition:
Trade accounts receivable	(1,550)	(1,697)
Inventories	(13,365)	(4,146)
Prepaid expenses and other assets	(5,507)	8,436
Accounts payable, accrued expenses and other liabilities	1,081	(43,676)
Net cash used in continuing operating activities	(18,627)	(29,077)
Net cash (used in) provided by discontinued operating activities	(5,320)	6,699
Net cash used in operating activities	(23,947)	(22,378)
INVESTING ACTIVITIES
Additions to property, plant and equipment	(3,412)	(3,292)
Proceeds from sale of property, plant and equipment	—	28
Proceeds from the sale of business, net	169,773	83,321
Proceeds from collection of beneficial interest	599	—
Net cash provided by continuing investment activities	166,960	80,057
Net cash provided by (used in) discontinued investing activities	68	(425)
Net cash provided by investing activities	167,028	79,632
FINANCING ACTIVITIES
Proceeds from long-term debt	129,325	87,400
Payments of long-term debt	(180,891)	(140,500)
Proceeds from the exercise of stock options	118	—
Net cash used in continuing financing activities	(51,448)	(53,100)
Net cash used in financing activities	(51,448)	(53,100)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(5,389)	957
INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH	86,244	5,111
Cash, cash equivalents, and restricted cash at beginning of period	85,727	69,525
CASH, CASH EQUIVALENTS, AND RESTRICTED CASH AT END OF PERIOD	$171,971	$74,636

CIRCOR INTERNATIONAL, INC.
Condensed Consolidated Balance Sheets
(in thousands) (unaudited)

	March 29, 2020	December 31, 2019
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$170,861	$84,531
Trade accounts receivable, less allowance for doubtful accounts of $9,017 and $3,086 at March 29, 2020 and December 31, 2019, respectively	116,514	125,422
Inventories	147,175	137,309
Prepaid expenses and other current assets	86,840	66,664
Assets held for sale	26,617	161,193
Total Current Assets	548,007	575,119
PROPERTY, PLANT AND EQUIPMENT, NET	166,580	172,179
OTHER ASSETS:
Goodwill	150,928	271,893
Intangibles, net	368,519	385,542
Deferred income taxes	42,706	30,852
Other assets	32,337	35,360
TOTAL ASSETS	$1,309,077	$1,470,945
LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$76,298	$79,399
Accrued expenses and other current liabilities	103,917	94,169
Accrued compensation and benefits	25,601	19,518
Liabilities held for sale	26,617	43,289
Total Current Liabilities	232,433	236,375
LONG-TERM DEBT	588,958	636,297
DEFERRED INCOME TAXES	19,175	21,425
PENSION LIABILITY, NET	137,779	146,801
OTHER NON-CURRENT LIABILITIES	39,887	38,636
COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS' EQUITY:
Preferred stock, $0.01 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock, $0.01 par value; 29,000,000 shares authorized; 19,956,518 and 19,912,362 shares issued at March 29, 2020 and December 31, 2019, respectively	213	213
Additional paid-in capital	447,867	446,657
Retained earnings	20,110	99,280
Common treasury stock, at cost (1,372,488 shares at March 29, 2020 and December 31, 2019)	(74,472)	(74,472)
Accumulated other comprehensive loss, net of tax	(102,873)	(80,267)
Total Shareholders' Equity	290,845	391,411
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,309,077	$1,470,945

CIRCOR INTERNATIONAL, INC.
Summary of Orders and Backlog
(in millions) (unaudited)

	Three Months Ended
	Q1 2020	Q1 2019
ORDERS (1)
Aerospace & Defense	$72.0	$88.1
Industrial	136.4	171.8
Total orders	$208.5	$259.9

	Q1 2020	Q1 2019
BACKLOG (2)
Aerospace & Defense	$199.0	$206.5
Industrial	222.2	254.9
Total backlog	$421.2	$461.4

Note 1: Orders do not include the foreign exchange impact due to the re-measurement of customer backlog amounts denominated in foreign currencies. Orders for the three months ended March 29, 2020 include orders from businesses divested prior to March 29, 2020 of $4.5 million. Orders for the three months ended March 31, 2019 include orders from businesses divested of $30.6 million. Divested businesses are Reliability Services, Spence / Nicholson and Instrumentation and Sampling, all in the Industrial segment.

Note 2: Backlog includes unshipped customer orders for which revenue has not been recognized. Backlog at Q1 2019 includes $11.7 million for Industrial related to divested businesses.

CIRCOR INTERNATIONAL, INC.
Segment Information
(in thousands, except percentages) (unaudited)

	2019					2020
As Reported	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR
ORDERS
Aerospace & Defense	$88,107	$93,405	$63,968	$68,459	$313,939	$72,031
Industrial	171,834	164,642	158,986	168,091	663,553	136,443
Total	$259,941	$258,047	$222,954	$236,550	$977,492	$208,474

NET REVENUES
Aerospace & Defense	$61,240	$64,694	$67,621	$79,070	$272,625	$65,493
Industrial	177,615	181,074	169,431	163,568	691,688	126,720
Total	$238,855	$245,768	$237,052	$242,638	$964,313	$192,213

SEGMENT OPERATING INCOME
Aerospace & Defense	$9,374	$10,443	$13,564	$19,099	$52,480	$12,494
Industrial	22,581	26,173	21,278	20,757	90,789	5,169
Corporate expenses	(8,522)	(8,028)	(9,248)	(7,671)	(33,469)	(6,588)
Total	$23,433	$28,588	$25,594	$32,185	$109,800	$11,075

SEGMENT OPERATING MARGIN %
Aerospace & Defense	15.3%	16.1%	20.1%	24.2%	19.2%	19.1%
Industrial	12.7%	14.5%	12.6%	12.7%	13.1%	4.1%
Total	9.8%	11.6%	10.8%	13.3%	11.4%	5.8%

	2019					2020
Results of Divested Businesses (1)	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR
ORDERS - Industrial	$30,611	$24,448	$22,090	$18,047	$95,196	$4,449
NET REVENUES - Industrial	$29,787	$26,101	$20,697	$18,602	$95,187	$4,900
SEGMENT OP. INC. -Industrial	$6,217	$5,229	$2,677	$3,166	$17,289	$—

(1) Divested businesses are related to the Industrial Segment and include Reliability Services, Spence/Nicholson and Instrumentation & Sampling. Engineered Valves and Distributed Valves are discontinued operations and not reflected in the As Reported figures in accordance with US GAAP.

CIRCOR INTERNATIONAL, INC.
Supplemental Information Regarding Divested Businesses
(in thousands, except percentages) (unaudited)

	2019					2020
Results Excluding Divested Businesses	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR
ORDERS
Aerospace & Defense	$88,107	$93,405	$63,968	$68,459	$313,939	$72,031
Industrial	141,223	140,194	136,896	150,044	568,357	131,994
Total	$229,330	$233,599	$200,864	$218,503	$882,296	$204,025

NET REVENUES
Aerospace & Defense	$61,240	$64,694	$67,621	$79,070	$272,625	$65,493
Industrial	147,828	154,973	148,734	144,966	596,501	121,820
Total	$209,068	$219,667	$216,355	$224,036	$869,126	$187,313

SEGMENT OPERATING INCOME
Aerospace & Defense	$9,374	$10,443	$13,564	$19,099	$52,480	$12,494
Industrial	16,364	20,944	18,601	17,591	73,500	5,169
Corporate expenses	(8,522)	(8,028)	(9,248)	(7,671)	(33,469)	(6,588)
Total	$17,216	$23,359	$22,917	$29,019	$92,511	$11,075

SEGMENT OPERATING MARGIN %
Aerospace & Defense	15.3%	16.1%	20.1%	24.2%	19.2%	19.1%
Industrial	11.1%	13.5%	12.5%	12.1%	12.3%	4.2%
Total	8.2%	10.6%	10.6%	13.0%	10.6%	5.9%

CIRCOR INTERNATIONAL, INC.
Reconciliation of Key Performance Measures to Commonly Used Generally Accepted Accounting Principle Terms
(in thousands, except percentages) (unaudited)

	2019					2020
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR

Net Cash (Used In) Provided By Operating Activities	$(22,378)	$12,339	$9,128	$16,822	$15,911	$(23,947)
Less: Capital expenditures, net of sale proceeds (a)	3,689	2,995	(963)	(1,535)	4,186	3,412
FREE CASH FLOW	$(26,067)	$9,344	$10,091	$18,357	$11,725	$(27,359)

Gross Debt	$753,950	$748,250	$659,100	$653,850	$653,850	$602,288
Less: Cash & Cash equivalents	73,619	76,082	69,225	84,531	84,531	170,861
GROSS DEBT, NET OF CASH	$680,331	$672,168	$589,875	$569,319	$569,319	$431,427

TOTAL SHAREHOLDERS' EQUITY	$516,177	$494,899	$375,388	$391,411	$391,411	$290,845

GROSS DEBT AS % OF EQUITY	146%	151%	176%	167%	167%	207%
GROSS DEBT, NET OF CASH AS % OF EQUITY	132%	136%	157%	145%	145%	148%

(a) includes capital expenditures, net of sales proceeds of discontinued operations

CIRCOR INTERNATIONAL, INC.
Reconciliation of Key Performance Measures to Commonly Used Generally Accepted Accounting Principle Terms
(in thousands, except percentages) (unaudited)

	2019					2020
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR
NET (LOSS) INCOME	$(4,633)	$(18,520)	$(112,338)	$1,555	$(133,935)	$(78,948)
LESS:
Restructuring related inventory charges	325	—	(1,145)	—	(820)	(602)
Amortization of inventory step-up	—	—	—	—	—	—
Restructuring charges, net	358	299	5,038	(509)	5,186	2,883
Acquisition amortization	12,077	11,247	11,202	11,189	45,715	10,218
Acquisition depreciation	1,123	1,106	1,102	1,021	4,352	974
Special charges (recoveries), net	(8,200)	3,917	18,481	3,488	17,686	(45,175)
Goodwill impairment charge	—	—	—	—	—	116,182
Income tax impact	3,625	(2,266)	5,533	(1,752)	5,140	7,704
Net loss (income) from discontinued operations	5,728	17,156	84,688	1,595	109,167	(9,162)
ADJUSTED NET INCOME	$10,403	$12,939	$12,561	$16,587	$52,491	$4,074

EARNINGS (LOSS) PER COMMON SHARE (Diluted)	$(0.23)	$(0.93)	$(5.64)	$0.08	$(6.73)	$(3.96)
LESS:
Restructuring related inventory charges	0.02	—	(0.06)	—	(0.04)	(0.03)
Amortization of inventory step-up	—	—	—	—	—	—
Restructuring charges, net	0.02	0.02	0.25	(0.03)	0.26	0.14
Acquisition amortization	0.61	0.57	0.56	0.56	2.30	0.51
Acquisition depreciation	0.06	0.06	0.06	0.05	0.22	0.05
Special charges (recoveries), net	(0.41)	0.20	0.93	0.18	0.89	(2.27)
Impairment charge	—	—	—	—	—	5.83
Income tax impact	0.18	(0.12)	0.28	(0.10)	0.24	0.39
Loss (earnings) per share from discontinued operations	0.29	0.86	4.25	0.08	5.48	(0.46)
ADJUSTED EARNINGS PER SHARE (Diluted)	$0.52	$0.65	$0.63	$0.82	$2.62	$0.20

CIRCOR INTERNATIONAL, INC.
Reconciliation of Key Performance Measures to Commonly Used Generally Accepted Accounting Principle Terms
(in thousands, except percentages) (unaudited)

	2019					2020
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR

NET (LOSS) INCOME	$(4,633)	$(18,520)	$(112,338)	$1,555	$(133,935)	$(78,948)
LESS:
Interest expense, net	13,094	12,947	11,804	10,763	$48,609	$9,011
Depreciation	5,499	5,568	5,551	5,427	22,045	5,121
Amortization	12,536	11,685	11,629	11,741	47,591	10,516
Provision for income taxes	5,709	284	7,490	1,193	14,676	8,374
Loss (income) from discontinued operations	5,728	17,156	84,688	1,595	109,167	(9,162)
EBITDA	$37,933	$29,121	$8,825	$32,274	$108,153	$(55,088)
LESS:
Restructuring related inventory charges (recoveries)	325	—	(1,145)	—	(820)	(602)
Amortization of inventory step-up	—	—	—	—	—	—
Restructuring charges, net	358	299	5,038	(509)	5,186	2,883
Special (recoveries) charges, net	(8,200)	3,917	18,481	3,488	17,686	(45,175)
Goodwill impairment charge	—	—	—	—	—	116,182
ADJUSTED EBITDA	$30,416	$33,337	$31,199	$35,253	$130,205	$18,200

CIRCOR INTERNATIONAL, INC.
Reconciliation of Key Performance Measures to Commonly Used Generally Accepted Accounting Principle Terms
(in thousands, except percentages) (unaudited)

	2019					2020
	1ST QTR	2ND QTR	3RD QTR	4TH QTR	TOTAL	1ST QTR
GAAP OPERATING INCOME (LOSS)	$17,750	$12,019	$(9,084)	$16,996	$37,681	$(73,405)
LESS:
Restructuring related inventory charges (recoveries)	325	—	(1,145)	—	(820)	(602)
Amortization of inventory step-up	—	—	—	—	—	—
Restructuring charges (recoveries), net	358	299	5,038	(509)	5,186	2,883
Acquisition amortization	12,077	11,247	11,202	11,189	45,715	10,218
Acquisition depreciation	1,123	1,106	1,102	1,021	4,352	974
Special charges (recoveries), net	(8,200)	3,917	18,481	3,488	17,686	(45,175)
Goodwill impairment charge	—	—	—	—	—	116,182
ADJUSTED OPERATING INCOME	$23,433	$28,588	$25,594	$32,185	$109,800	$11,075

GAAP OPERATING MARGIN	7.4%	4.9%	(3.8)%	7.0%	3.9%	(38.2)%
LESS:
Restructuring related inventory charges (recoveries)	0.1%	—%	(0.5)%	—%	(0.1)%	(0.3)%
Amortization of inventory step-up	—%	—%	—%	—%	—%	—%
Restructuring charges (recoveries), net	0.1%	0.1%	2.1%	(0.2)%	0.5%	1.5%
Acquisition amortization	5.1%	4.6%	4.7%	4.6%	4.7%	5.3%
Acquisition depreciation	0.5%	0.5%	0.5%	0.4%	0.5%	0.5%
Special charges (recoveries), net	(3.4)%	1.6%	7.8%	1.4%	1.8%	(23.5)%
Goodwill impairment charge	—%	—%	—%	—%	—%	60.4%
ADJUSTED OPERATING MARGIN	9.8%	11.6%	10.8%	13.3%	11.4%	5.8%